NEWS RELEASE

Harte Hanks Reports Fourth Quarter and Full Year 2019 Financial Results

Fourth Quarter Delivers Operating Income and Positive EBITDA;
Focus on Accelerating Growth and Profitability throughout 2020;
Targeting Positive Free Cash Flow by Mid-2021

AUSTIN, Texas – March 12, 2020 -- Harte Hanks, Inc. (NYSE: HHS), an industry leader in data-driven, omnichannel marketing, and customer relationship solutions and logistics, today announced financial results for the fourth quarter and 12 months ended December 31, 2019.

Recent Operational and Financial Highlights

•
Fourth quarter GAAP net loss of $2.9 million compared to GAAP net income of $1.6 million in the year ago period, which included a 2018 income tax benefit of $7.3 million mainly related to a capital loss carryback

•	Fourth quarter EBITDA of $1.7 million compared to a loss of $2.8 million in the same period last year

•	Fourth quarter Adjusted EBITDA of $3.0 million compared to a loss of $1.6 million in the same period last year

•	Achieved over $20 million in annual cost savings

“During my first 100 days with Harte Hanks, we completed a thorough strategic review of our business lines and opportunities. From that, we charted a clear and accelerated path forward,” commented Andrew Benett, Executive Chairman and Chief Executive Officer. “As part of this effort, we discarded the previous holding company structure in favor of a realigned sales and client management with a one-company, client-focused strategy. We promoted Keith Sedlack to Chief Growth Officer, where he will be responsible for driving organic growth across the entire organization from our existing portfolio, adding new logos, and developing new products and services for our clients. We promoted Dana Adams to the new role of Chief Client Officer, integrating client service and our practice areas. We also are excited that Gretchen Ramsey joined as head of strategy, where she will work with Keith and Dana to deliver operational excellence and help develop new products and services.”
“Going forward, we will focus on accelerating growth in marketing services and fulfillment businesses,” added Mr. Benett. “These businesses are strong, aligned with our customers’ needs, and are in demand. Their sales pipeline represents a significant portion of our EBITDA, are profitable and continue to grow. Harte Hanks delivers a clearly defined value proposition that is resonating in the marketplace with competitive differentiators that we believe are sustainable. Management continues to reduce operating expenses throughout our organization strategically, and are managing our legacy call center, mail, and other business lines to ultimately generate cash, to further invest in the marketing services and fulfillment business lines.”
Mr. Benett concluded, “We are targeting positive free cash flow by the middle of 2021, and are confident that we have the plan, and the resources, to achieve this important goal.”
Fourth Quarter 2019 Results
Fourth quarter 2019 revenues were $52.3 million, compared to $70.2 million during the same quarter last year, a $17.9 million, or a 25.5% decline. This decline was due to lower revenue in all verticals, except for Consumer Brands.

Harte Hanks’ sales pipeline more than tripled in the last three months, primarily due to demand for marketing services and fulfillment services. As such, management anticipates that the pace of revenue declines will slow during 2020.

Fourth quarter operating income was $422,000, compared to an operating loss of $4.3 million in the same quarter last year. The improvement was a result of the Company’s cost reduction efforts, which lowered operating expenses, including a $10.0 million or 27% reduction in labor expense.

Fourth quarter 2019 Adjusted Operating Income was $1.7 million, compared to a loss of $3.1 million in the prior year quarter. The improvement in Adjusted Operating Loss reflects substantial cost-cutting actions taken by management.

Loss attributable to common stockholders for the fourth quarter of 2019 was $3.1 million, or a loss of $0.49 per basic and diluted share. In the prior year period, income attributable to common stockholders was $1.3 million, or earnings of $0.21 per basic and diluted share.

Full-Year 2019 Results
Revenues were $217.6 million for the full-year 2019, compared to $284.6 million for the prior year, a $67.1 million, or a 23.6% decline. This decline was due to lower revenue in all verticals except for Healthcare.

Operating loss was $21.6 million for the full-year 2019, compared to an operating loss of $26.0 million for the prior year. The improvement was a result of the Company’s cost reduction efforts that lowered operating expenses by 23.0%, or $71.5 million.

Adjusted Operating Loss was $8.7 million for the full-year 2019, compared to a loss of $21.7 million in the prior year. The improvement in Adjusted Operating Loss was related to reduction in operating expense due to our restructuring efforts.

Loss attributable to common stockholders for the full-year 2019 was $26.8 million, or a loss of $4.26 per basic and diluted share, inclusive of $11.8 million of restructuring expense. In 2018, income attributable to common stockholders was $14.9 million, or earnings of $2.39 per basic share and $2.38 per diluted share, inclusive of a $31.0 million pre-tax gain on the sale of 3Q Digital, which the company completed on February 28, 2018 as well as $18.1 million tax benefit recognized in 2018

Conference Call Information
The company will host a conference call and live webcast to discuss these results today at 4:30 p.m. ET. To access the live call, please dial (800)-239-9838 (toll-free) or (323) 794-2551 and reference conference ID 9821217. The conference call will also be webcasted live in the Investors Events section of the Harte Hanks website.
Following the conclusion of the live call, a telephonic replay will be available for 48 hours by dialing (844) 512-2921 or (412) 317-6671 and using the pin number 9821217. The replay will also be available for at least 90 days in the Investors Events section of the Harte Hanks website.

About Harte Hanks:
Harte Hanks is an industry leader in data-driven, omnichannel marketing solutions and logistics. The fuel that powers this Company is customer data. We offer clients around the world the strategic guidance they need across the customer data landscape as well as the executional know-how in database build and management, data analytics, data-driven creativity, digital media, direct mail, customer contact, client fulfillment, and marketing and product logistics. Harte Hanks has approximately 2400 employees delivering solutions in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com.

Cautionary Note Regarding Forward-Looking Statements:
Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus, which has curtailed travel to and from certain countries and geographic regions, disrupted business operations resulting from travel restrictions and reduced consumer spending, and uncertainty regarding the duration of the virus’ impact, (ii) market conditions that may adversely impact marketing expenditures and (iii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 which was filed on March 18, 2019.The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). In this press release and our related earnings conference call, however, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.

The Company presents the non-GAAP financial measure “Adjusted Operating Loss” as a measure useful to both management and investors in their analysis of the Company’s Condensed Consolidated Statements of Operations (Unaudited) because it facilitates a period to period comparison of Operating Revenue and Operating Loss by excluding restructuring expense, impairment expense and stock-based compensation in 2019 and 2018. The most directly comparable measure for this non-GAAP financial measure is Operating Loss.

The Company also presents the non-GAAP financial measure “Adjusted EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “Adjusted EBITDA” as earnings before gain on sale, interest expense (benefit), income tax expense (benefit), depreciation and amortization expense, restructuring expense, impairment expense, stock-based compensation expenses, and other non-cash expenses. The most directly comparable measure for Adjusted EBITDA is Net Income (Loss). We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income (Loss), which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.

The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.

As used herein, “Harte Hanks” or “the company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Investor Contact:
FNK IR
Rob Fink
646-809-4048
Rob@fnkir.com

Source: Harte Hanks, Inc

Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)

In thousands, except per share data	Three Months Ended December 31, 2019	2018	Twelve Months Ended December 31, 2019	2018
Operating revenues	$ 52,327	$ 70,209	$ 217,577	$ 284,628
Operating expenses				
Labor	27,819	37,856	121,853	163,857
Production and distribution	17,771	26,730	75,900	100,253
Advertising, selling, general and administrative	4,067	7,322	24,292	34,212
Restructuring expense	932	-	11,799	-
Impairment of assets	-	1,066	-	4,888
Depreciation, software and intangible asset amortization	1,316	1,573	5,339	7,452
Total operating expenses	51,905	74,547	239,183	310,662
Operating income (loss)	422	(4,338)	(21,606)	(26,034)
Other expenses (income)				
Interest expense, net	324	262	1,262	1,551
Gain on sale from 3Q	(471)	-	(5,471)	(30,954)
Other, net	2,602	1,073	7,114	3,931
Total other expenses (income)	2,455	1,335	2,905	(25,472)
Loss before income taxes	(2,033)	(5,673)	(24,511)	(562)
Income tax expense (benefit)	913	(7,312)	1,753	(18,112)
Net (loss) income	(2,946)	1,639	(26,264)	17,550
Less: Earnings attributable to participating securities	-	209	-	2,202
Less: Preferred stock dividends	125	125	496	457
(Loss) income attributable to common stockholders	$ (3,071)	$ 1,305	$ (26,760)	$ 14,891
(Loss) Earnings per common share				
Basic	$ (0.49)	$ 0.21	$ (4.26)	$ 2.39
Diluted	$ (0.49)	0.21	$ (4.26)	2.38
Weighted-average common shares outstanding				
Basic	6,303	6,257	6,284	6,237
Diluted	6,303	6,260	6,284	6,270

Harte Hanks, Inc.
Consolidated Balance Sheets (Unaudited)

In thousands, except per share data	December 31, 2019	December 31, 2018
ASSETS		
Current Assets		
Cash and cash equivalents	$ 28,104	$ 20,882
Restricted cash	6,018	-
Accounts receivable (less allowance for doubtful accounts of $666 at December 31, 2019 and $430 at December 31, 2018)	38,972	54,240
Contract assets	805	2,362
Inventory	354	448
Prepaid expenses	3,300	4,088
Prepaid income tax and income tax receivable	78	20,436
Other current assets	1,670	2,536
Total current assets	79,301	104,992
Net property, plant and equipment	8,323	13,592
Right-of-use assets	18,817	-
Other assets	3,761	6,591
Total assets	$ 110,202	$ 125,175
LIABILITIES AND STOCKHOLDERS' DEFICIT		
Current liabilities		
Accounts payable and accrued expenses	$ 16,917	$ 31,052
Accrued payroll and related expenses	4,215	6,783
Deferred revenue and customer advances	4,397	6,034
Customer postage and program deposits	9,767	6,729
Other current liabilities	2,619	3,564
Short-term lease liabilities	7,616	-
Total current liabilities	45,531	54,162
Long-term Debt	18,700	14,200
Pensions	70,000	62,214
Defered tax liability,net	244	-
Long-term liabilities	13,078	-
Other long-term liabilities	2,609	4,060
Total liabilities	150,162	134,636
Preferred stock	9,723	9,723
Stockholders' deficit		
Common stock	12,121	12,115
Additional paid-in capital	447,022	453,868
Retained earnings	797,817	812,704
Less treasury stock	(1,243,509)	(1,251,388)
Accumulated other comprehensive loss	(63,134)	(46,483)
Total stockholders' deficit	$ (49,683)	$ (19,184)
Total liabilities, preferred stock and stockholders' deficit	$ 110,202	$ 125,175

Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)

In thousands, except per share data	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2019	Twelve Months Ended December 31, 2018
Net (loss) income	$ (2,946)	$ 1,639	$ (26,264)	$ 17,550
Gain on sale	(471)	-	(5,471)	(30,954)
Income tax expenses (benefit)	913	(7,312)	1,753	(18,112)
Interest expense, net	324	262	1,262	1,551
Pension	1,435	848	5,738	3,400
Other, net	1,167	225	1,376	531
Depreciation, software and intangible asset amortization	1,316	1,573	5,339	7,452
EBITDA	**$ 1,738**	**$ (2,765)**	**$ (16,267)**	**$ (18,582)**
Restructuring expense	$ 932	$ -	$11,799.00	$ -
Impairment of assets	-	1,066	-	4,888
Stock-based compensation	335	127	1,074	(581)
Adjusted EBITDA	**$ 3,005**	**$ (1,572)**	**$ (3,394)**	**$ (14,275)**
Operating income (loss)	$ 422	$ (4,338)	$ (21,606)	$ (26,034)
Restructuring expense	932	-	11,799	-
Impairment of assets	-	1,066	-	4,888
Stock-based compensation	335	127	1,074	(581)
Adjusted operating income (loss)	**$ 1,689**	**$ (3,145)**	**$ (8,733)**	**$ (21,727)**
Adjusted operating margin (a)	**3.2%**	**-4.5%**	**-4.0%**	**-7.6%**

(a) Adjusted Operating Margin equals Adjusted Operating Income (loss) divided by Revenues.